Exhibit 10.97

 Building 3

L E A S E

BETWEEN

ALPHA EQUITIES LTD

AND

SMARTIRE SYSTEMS INC.

INITIAL
/s/ IM IM Landlord	/s/ DW DW Tenant

THIS LEASE made April _________, 2007.

BETWEEN:

ALPHA EQUITIES LTD.,
having an office at 112 East 6th Avenue, Vancouver, British Columbia  V5T 1J5

(the "Landlord")

 OF THE FIRST PART

AND:

SMARTIRE SYSTEMS INC.
having an office at #150, 13151 Vanier Place, Richmond, British Columbia

(the "Tenant")

 OF THE SECOND PART

WHEREAS:

By a letter agreement dated April 5th, 2007, the Landlord and the Tenant have agreed to enter into a lease with respect of a portion of the building located at 13151 Vanier Place, Richmond, British Columbia.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the rents, covenants and agreements hereinafter reserved and contained, the parties agree to this Lease of the Leased Premises on the terms and conditions set forth herein:

1           ARTICLE BASIC TERMS

.1    AREA OF LEASED PREMISES

The Area of the Leased Premises is approximately 15,364  square feet, subject to adjustment upon the actual Net Rentable Area of Leased Premises being determined by a certified British Columbia Land Surveyor following completion of the Tenant's Work or any subsequent construction by Tenant.

.2    ASIC RENT

The Tenant will pay to the Landlord, Basic Rent in lawful money of Canada and without any set-off, deduction, payable in advance in equal monthly instalments, as follows:

Year 1 - $13.70/sf per annum of the Area of Leased Premises.
Year 2 - $14.20/sf per annum of the Area of Leased Premises.
Year 3 - $14.70/sf per annum of the Area of Leased Premises.
Year 4 - $15.20/sf per annum of the Area of Leased Premises.
Year 5 - $15.70/sf per annum of the Area of Leased Premises.
Year 6 - $16.00/sf per annum of the Area of Leased Premises.

If the actual Area of Leased Premises is adjusted as contemplated by Article 1.1, the Basic Rent will also be deemed to be adjusted to that amount per annum equal to the per square foot rate multiplied by the actual Area of Leased Premises as so adjusted.  Upon request by the Landlord, the Tenant will execute such documents as may be required by the Landlord in order to confirm the actual Area of Leased Premises and Basic Rent.

.3  PERMITTED USE

The Leased Premises shall be used for the purpose of an office facility, manufacturing, research, development and warehouse space for the Tenant and for no other purpose.  The Tenant shall carry on business in the Leased Premises under the trade name SmarTire Systems Inc. , and under no other name without the written approval of the Landlord.  Throughout the Term, the Tenant shall continuously, actively and diligently conduct its business in the whole of the Leased Premises.

.4  TERM

.1	Subject to subparagraph 1.4.2, the Term of the Lease shall be for 6 years commencing March 1st, 2007 and ending February 28th, 2013.

The foregoing Basic Terms are agreed to by the Landlord and the Tenant and any reference in this Lease to any one of the same shall include the provisions set forth above with respect thereto and, in addition, any more specific definition or reference hereinafter provided.

2           ARTICLE DEMISE AND TERM

.1	DEMISE AND TERM

The Landlord does hereby demise and lease unto the Tenant the Leased Premises to have and to hold for and during the Term unless the Term shall be sooner terminated as provided in this Lease.  For so long as the Tenant duly and punctually pays the Rent, and performs and observes its covenants herein undertaken, the Tenant shall be entitled, for the benefit of the Leased Premises, to enjoy, upon the terms and conditions established or altered pursuant to this Lease, the use in common with others entitled thereto, of the Common Areas and the Common Facilities.

.2	SURRENDER OF LEASED PREMISES

Upon the expiration or sooner termination of this Lease, the Tenant shall vacate and surrender to the Landlord the Leased Premises in accordance with the provisions of this Lease.  All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord on the Tenant's behalf, other than the Tenant's trade fixtures, shall immediately become the property of the Landlord without compensation therefor to the Tenant and shall be considered Leasehold Improvements for all purposes under this Lease.  Except to the extent as otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that the Tenant, at its sole cost:

.1	may at the end of the Term, if it is not in default hereunder, remove its trade fixtures;

.2	shall at the end of the Term remove such Leasehold Improvements, trade fixtures, furniture, equipment and inventory as the Landlord, at its option, shall require to be removed;

.3
may, if it is not in default hereunder, remove its trade fixtures, furniture, equipment and inventory at the end of the Term, and also during the Term in the usual and normal course of its business where such trade fixtures, furniture or equipment have become excess for the Tenant's purposes or the Tenant is substituting therefore new trade fixtures, furniture and equipment.

If the Tenant does not remove its trade fixtures at the expiration or earlier termination of this Lease, such trade fixtures shall become the Landlord's property, at the option of the Landlord, and may be removed from the Leased Premises and sold or otherwise disposed of by the Landlord.  For greater certainty, the Tenant's trade fixtures shall not include any Leasehold Improvements or drapes or curtains installed in the Leased Premises by the Landlord or the Tenant.

In the case of every removal either during or at the end of the Term, the Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Leased Premises and any Leasehold Improvements therein by the installation and removal.  The Tenant's obligations under this Article 2.2 shall survive the expiration or sooner termination of this Lease.

4           ARTICLE RENT

.1    BASIC RENT

The Tenant shall pay to the Landlord for each and every Year of the Term, the Basic Rent specified in Article 1.2, by equal monthly instalments, each in advance on the first day of each and every month during the Term, the first of such monthly instalments to be paid on the Commencement Date.
.2    DEPOSITS

The Tenant has prior to execution of this Lease delivered to the Landlord a deposit in the amount of $18,681.30 which is to be held and has already been paid by the Landlord and applied towards the Basic Rent for the last month of the Term.  Provided, that if at any time the deposits or any part has not been so applied by the Landlord and the Tenant fails to comply with its obligations under this Lease, the Landlord may, at its option, and without prejudice to any other rights and remedies of the Landlord, apply the deposits or any part thereof towards curing such default or the Landlord may, at its option, retain the deposit it then holds as liquidated damages and not as a penalty.  Without limiting the generality of the foregoing, the application of the deposits by the Landlord towards curing the said default or its retention by the Landlord as liquidated damages shall in no manner whatsoever limit the Landlord's right to sue for and recover actual damages suffered or to terminate the Lease or otherwise limit any of the other rights and remedies by the Landlord.  The deposits will not bear any interest in favour of the Tenant.

.3                 ADDITIONAL RENT

The Tenant shall pay to the Landlord for each and every Lease Year or portion thereof, the Additional Rent for such Lease Year or portion thereof.  The amount of Additional Rent which the Tenant is to pay in each Lease Year or portion thereof shall be estimated by the Landlord in advance and the Tenant shall pay to the Landlord such amount in equal monthly instalments in advance during such Lease Year or portion thereof.  The amount of the estimated Additional Rent may be adjusted, from time to time, during a Lease Year by the Landlord giving notice to the Tenant, in which event the remaining payments to be made by the Tenant as aforesaid in such Lease Year may be adjusted accordingly  All remedies of the Landlord on nonpayment of Rent shall be applicable to the Additional Rent and the obligation of the Tenant to pay any monies pursuant to this Lease shall survive the expiration or sooner termination of this Lease.  From time to time, at the request of the Landlord the Tenant shall produce to the Landlord satisfactory evidence of due payment by the Tenant of all payments required to be made by the Tenant, other than to the Landlord, pursuant to this Lease.

.4                 ADJUSTMENT OF ADDITIONAL RENT

Within six (90) months after the end of each Lease Year, the Landlord shall furnish to the Tenant a statement of the actual amount of Additional Rent payable by the Tenant for such preceding Lease Year and showing in reasonable detail the information relevant and necessary to the calculation thereof.  Subject to Article 3.3 the amount payable by the Tenant as shown on such statement is more or less than the Additional Rent paid by the Tenant to the Landlord for such Lease Year pursuant to Article 3.3, the appropriate adjustment as between the Landlord and the Tenant shall be made within fourteen (14) days of delivery of such statement.  Any payment made by the Landlord or made by the Tenant and accepted by the Landlord in respect of any adjustment made pursuant to this Article 3.4 shall be without prejudice to the right of the Landlord or the Tenant to claim a readjustment, provided such claim, if made by the Tenant, is made within ninety (90) days after, or if made by the Landlord, is made within one hundred twenty (120) days after the date of delivery of the statement referred to in this Article 3.4.  The Tenant shall have the right, at its sole expense, for a period of ninety (90) days following receipt of the aforesaid statement to inspect during the Landlord's normal business hours, subject to the inspection being reasonable in all the circumstances, any record kept or held by the Landlord of the costs or expenses claimed by the Landlord for such Lease Year and the Landlord shall make its said records available accordingly.

.5                 MANNER AND PLACE OF PAYMENT

Rent and all other sums payable by the Tenant to the Landlord hereunder shall be paid to the Landlord at the office of the Landlord set forth in Article 18.1, or at such other place as the Landlord may reasonably direct in writing, from time to time, without notice or demand, except as otherwise specifically provided herein and without deduction, set off or abatement for any reason whatsoever.  The Tenant shall pay to the Landlord interest at a rate equal to the lesser of the maximum rate permitted by law or the rate that is three (3%) percent per annum above the Prime Rate on all arrears of Rent or other sums payable by the Tenant to the Landlord pursuant to the terms hereof, from the date of default in payment until payment is received by the Landlord, except as otherwise specifically provided herein.

.6                 IRREGULAR CALCULATION OF BASIC RENT

If for any reason it is necessary to calculate Basic Rent for a period of one or more months, but less than a Year of the Term, the same shall be calculated on the basis of 1/12 of the Basic Rent being payable for each month.  If for any reason it becomes necessary to calculate Basic Rent for a period of less than one month the same shall be calculated on the basis of 1/365 of the Basic Rent being payable for each day in such period.  Without restricting the generality of the foregoing, if the Commencement Date occurs other than on the first day of a month, the first instalment of Basic Rent paid by the Tenant in accordance with Article 3.1 shall be based on the period from the Commencement Date to and including the last day of the month in which the Commencement Date occurs.

.7                 DISPROPORTIONATE ALLOCATION

Notwithstanding anything to the contrary in this Lease, to the extent that the Landlord, acting reasonably, determines that an item included in Additional Rent properly relates to only a portion of the Development or to a portion of the Building, the Landlord may allocate such item to such portion of the Development or Building, as the case may be, in which event the Tenant's Proportionate Share, if the Leased Premises are within such portion, shall be calculated in relation to the Gross Leasable Area of all leasable premises in such portion.

.8                 NET LEASE INTENT

The Tenant covenants that this Lease shall be a completely carefree, triple net lease for the Landlord, except as shall be otherwise the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever, arising from or relating to the Leased Premises or the contents thereof, the Building or the Development, excepting only the Landlord's income tax in respect of income received from leasing the Leased Premises and other premises in the Development.  Except as otherwise provided in the specific provisions contained in this Lease the Tenant shall pay, in the manner more particularly described in this Lease, all charges, impositions and costs of every nature and kind relating to the Leased Premises, the Building and the Development, whether or not stipulated in this Lease and whether of a kind now existing or contemplated by the parties or not.

6           ARTICLE CONSTRUCTION AND FIXTURING OF LEASED PREMISES

.1  LANDLORD'S AND TENANT'S WORK

The parties agree that the Tenant agrees to accept the Leased Premises on an “as is” basis.  Any additional work shall be performed by the Tenant at the Tenant’s expense.

.2    RESERVED

.3    PAYMENT FOR THE LANDLORD'S WORK

All work done at the Tenant's request (including the supplying of materials or equipment) by the Landlord or its contractors or subcontractors in or relating to the Leased Premises, over and above the Landlord's Work, shall be paid for by the Tenant forthwith on demand.

.4    ACCEPTANCE OF LEASED PREMISES

The taking of possession of the Leased Premises by the Tenant to construct the Tenant's Work shall be deemed to be conclusive proof that, except for latent defects or hidden defects and items noted in a list prepared by the Tenant during a joint inspection by the Tenant and the Landlord at the time of the taking of such possession, the Leased Premises are in the condition called for by this Lease to the extent that the Landlord is responsible therefor and that the Landlord has performed all of the Landlord's Work with respect thereto in a good and workmanlike manner.  The itemizing of any matter in such list by the Tenant shall not preclude the Landlord from disputing the categorization of such matter as a deficiency.

.5    SITE PLAN, RELOCATION AND INABILITY TO COMPLETE -DELETED

8           ARTICLE CONDUCT OF BUSINESS

.1    USE OF LEASED PREMISES

The Tenant shall not use or occupy the Leased Premises or any part thereof for any purpose other than the Permitted Use, without consent of the Landlord first having been obtained.

.2    PROHIBITED USES

The Tenant shall not, at any time, carry on nor suffer, permit or allow to be carried on in the Leased Premises any fire sale, distress sale, bankruptcy sale, going-out-of-business sale, or any other business sale designed to convey to the public that business operations are to be discontinued, an auction, a pawn business, a mail order business, any business which, because of the merchandise likely to be sold , the merchandising or pricing methods likely to be used, in the reasonable opinion of the Landlord, would tend to lower the character of the Development,  any criminal, quasi-criminal or illegal activity or any other business or occupation which shall be deemed by the Landlord to be a nuisance.

.3    OPERATIONS DURING THE TERM

The Tenant acknowledges that its continued occupancy of the Leased Premises and the regular conduct of its business therein are of the utmost importance to the Landlord in avoiding the appearance and impression generally created by vacant space in a development, in facilitating the leasing of vacant space, and in the renewal of other leases, and that the Landlord will suffer substantial damage if the Leased Premises are vacated or left vacant during the Term even if Basic Rent is paid.

The Tenant shall on the Commencement Date commence and thereafter during the Term, actively and diligently carry on in the Leased Premises the business specified as the Permitted Use and shall without limiting the generality of the foregoing:

.1	conduct its business in the entire Leased Premises; and

.2	remain open for business at least during normal business days and hours for the type of business being conducted from the Leased Premises.

The Tenant will not during the Term vacate or abandon the Leased Premises either in full or in part.

.4    SIGNS

The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction, or any window blinds or awnings, on any part of the outside of the Building or visible from the outside of the Building, or in any corridor, hallway, entrance or any other public part of the Building, without the prior written approval of the Landlord; provided that the Landlord may prescribe a uniform pattern for identification signs for tenants to be placed on the outside of the Leased Premises.  At the request of the Tenant and at the Tenant's expense, the Landlord shall cause such a sign to be placed in position in the form of lettering, style and design and in the size and position as authorized by the Landlord in writing.  On the expiration or sooner termination of this Lease, the Tenant shall cause any signs as aforesaid to be removed at its own expense and in a good and workmanlike manner.  The Tenant will indemnify and save harmless the Landlord from and against any loss, suit, action, damage, injury or claim suffered by any person, firm or corporation arising out of or by reason of the erection, or presence of any such sign(s) or awnings, or the removal of same and whether or not the Tenant, its officers, employees, agents, invitees or servants have been negligent with respect to the same.  Without limiting the generality of the foregoing, the Tenant will ensure that:

(a)	All signage must be approved in writing by the Landlord prior to installation;

(b)	Signs may be illuminated with the Landlord's approval but in no case will they be allowed to flash or rotate;

(c)	The use of any electronic signage or other form of reader board signage shall be approved at a preliminary design stage with the landlord;

(d)
In the event that the Landlord elects to install a free-standing directory sign to identify a building or tenants, the Tenant shall have an opportunity to display its trade name on the sign on a rental basis to be agreed upon;

(e)	Signs featuring general advertising shall not be permitted;

(f)	Signs affixed to fascias shall not protrude above the roof level of a building nor the upper level of fascia to which they are attached. No external supporting structure shall be visible;

(g)	Signs may include the registered trademark or symbol of a company if the signage complies with the intent of these guidelines, and is to the Landlord's satisfaction;

.5    NUISANCE AND ANNOYANCE
The Tenant shall not use or occupy the Leased Premises or suffer or permit the same to be used or occupied for any unlawful purpose, or for any dangerous, noxious or offensive trade or business, or for any purpose likely to cause a nuisance or annoyance to the Landlord or any other tenants of the Development nor undertake any operation likely to cause the same, nor commit or suffer to be done any waste, damage or disfigurement or injury to the Development or any part thereof nor permit or suffer the overloading of any floors therein.

.6    ENVIRONMENT

(a)	The Tenant will store any Hazardous Substances brought onto the Lands in accordance with all applicable laws and any required permits, licences or authorizations.

(b)
The Tenant will not Release and will not permit the Release of any Hazardous Substances onto or from the Building or the Lands except in accordance with applicable laws and any required permits, licences or authorizations.

(c)
At its own cost, risk and expense, the Tenant shall comply with all laws and regulations from time to time in force regulating the manufacture, use, storage, transportation, disposal or other dealing with Hazardous Substances by the Tenant.

(d)
The Tenant will be fully and completely liable for and will and does hereby indemnify and save harmless the Landlord from all cleanup costs and remediation charges, fees, penalties or damages, whether civil or criminal, and any expense with respect thereto, required by any decree, directive or order from any governmental authority relating to the treatment, storage, disposal or transportation of Hazardous Substances on or from the Lands by the Tenant, its employees, agents, contractors or others for whom the Tenant is responsible in law.

(e)
If any Hazardous Substances are brought onto the Leased Premises or created upon the Leased Premises during the Term, such Hazardous Substances shall be the sole and exclusive property of the Tenant and not of the Landlord, notwithstanding the degree of affixation of the Hazardous Substances or the goods containing the Hazardous Substances to the Leased Premises and notwithstanding the expiry or sooner termination of this Lease.

(f)
On or before the expiration or sooner termination of this Lease, the Tenant will remove all Hazardous Substances which have been brought onto or created upon the Leased Premises during the Term, whether by the Tenant or any other person other than the Landlord, including any Hazardous Substances which may have been Released or deposited into the soil.

(g)
The Tenant will advise the Landlord of any Release of any Hazardous Substances on the Leased Premises or the Lands forthwith and will provide the Landlord with all information, notices, reports and other documents it has regarding such Release and the remediation steps being undertaken by the Tenant with respect to the Release or as may reasonably be required by the Landlord of the Tenant.

.7    COIN OPERATED MACHINES

The Tenant shall not have or permit to suffer to be on the Leased Premises any machines selling merchandise or services or providing entertainment, whether by coins, credit cards or otherwise, unless expressly approved by the Landlord in writing, and except for use solely by the Tenant’s staff.

.8    LOUDSPEAKERS AND OTHER ADVERTISING APPARATUS

The Tenant shall not have or permit any public address, music broadcast or other sound system which may be heard beyond the limits of the Leased Premises.

.9    DELIVERY OF SUPPLIES AND MATERIALS

The delivery and shipping of merchandise, supplies, fixtures and other materials or goods of whatsoever nature to or from the Leased Premises and all loading, unloading and handling thereof shall be done through such entrances as designated by the Landlord and at such times and by such means as approved by the Landlord.

.10           ORDINANCES AND REGULATIONS

At its sole cost, risk and expense, the Tenant shall promptly:

.1
Observe and comply with all provisions of law including, without limitation, all requirements of all governmental authorities (including federal, provincial and municipal legislative enactments, by-laws and other regulations now or hereafter in force) which pertain to or affect the Leased Premises, the Tenant's use of the Leased Premises or the conduct of any business in the Leased Premises or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises.

.2
Observe and comply with all police, fire and sanitary regulations and recommendations imposed by any governmental authorities (whether federal, provincial or municipal) or made by fire insurance underwriters or the Insurers Advisory Organization of Canada.

.3
Carry out all modifications, alterations or changes of or to the Leased Premises and the Tenant's conduct of business in, or use of, the Leased Premises, which are required by such authorities as a result of the Tenant's occupation and use of the Leased Premises.

.11           RULES AND REGULATIONS

The Tenant shall observe the rules and regulations (the "Rules and Regulations") attached hereto as Schedule "C" (as reasonably amended or supplemented from time to time on written notice by the Landlord) and the Tenant shall ensure that its employees and all persons visiting and doing business with the Tenant observe the Rules and Regulations.  Failure to keep and observe the Rules and Regulations constitutes a default under this lease.

10           ARTICLE REPAIRS

.1    TENANT'S REPAIRS

Subject to Article 6.8, the Tenant shall at all times during the Term, at its own cost and expense, repair, maintain, operate and keep the Leased Premises, all equipment, fixtures and mechanical systems (including heating, ventilating and air-conditioning systems) within the Leased Premises or elsewhere (if such equipment, fixtures or systems are provided for the use or benefit of the Leased Premises) and any Leasehold Improvements now or hereafter made to the Leased Premises in good order, first-class condition and repair (reasonable wear and tear and repairs which are the Landlord's responsibility pursuant to Article 6.6 hereof only excepted) and shall promptly make all needed repairs and replacements thereto, and, without limiting the generality of the foregoing, during the Term the Tenant shall cause such good management and care to be taken of the Leased Premises and various parts thereof that no injury to the same shall occur and all water closets, sinks, heating and air-conditioning and ventilating apparatus located in the Leased Premises shall be maintained in a state of a standard acceptable to or determined by the Landlord and shall maintain such decorating to such standards throughout the Term.  The Tenant shall be responsible for all such maintenance, repairs, replacements and decorating and shall promptly with due diligence, at its sole expense, carry out any and all of the foregoing.

.2    PERIMETER WALLS AND GLASS

The Tenant shall promptly repair or make whole all damaged glass, plate glass, doors and windows in the Leased Premises as and whenever the same is required.

.3    LANDLORD'S EXAMINATION OF LEASED PREMISES

The Landlord and any employee, servant, agent or contractor of the Landlord shall be entitled, at any time during normal business hours and at any time in the event of any emergency, to enter and examine the state of maintenance, repair, decoration and cleanliness of the Leased Premises, all equipment and fixtures within the Leased Premises and any improvements now or hereafter made to the Leased Premises, and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs, replacements or decoration or cleaning as is the responsibility of the Tenant as may be found necessary from such examination.

.4    LANDLORD'S RIGHT TO REPAIR

In the event that the Tenant fails forthwith after the receipt of written notice thereof, or within such reasonable time thereafter if for any cause beyond the control of the Tenant it is not reasonable in the circumstances (it being agreed that lack of finances on the part of the Tenant shall not be treated as a cause beyond the Tenant's control), to commence and diligently proceed to perform such maintenance or effect such repairs, replacements, decorations or cleaning as so specified in any notice given by the Landlord, the Landlord, its employees, servants, agents or contractors may, but shall not be obligated to, enter the Leased Premises and at the Tenant's expense, perform and carry out the same and the Landlord in so doing shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom and in the event the Landlord expends any monies pursuant to this Article 6.4, the Tenant shall pay the same to the Landlord on demand with a fee of twenty (20%) percent of such amount for the Landlord's supervisory function and in addition shall pay interest on the aggregate of the foregoing at the rate provided in this Lease from the date of the expenditure of such first mentioned monies by the Landlord.

.5    LANDLORD'S RIGHT TO ENTER FOR OTHER REPAIRS

The Landlord, and any employee, servant, agent or contractor of the Landlord shall have the right to enter the Leased Premises at all times during business hours and at any time in the case of an emergency to make such alterations or repairs as the Landlord is required to make pursuant to the terms of this Lease or shall deem necessary for the safety, preservation, proper administration or improvement of the Development or any portion thereof and the Landlord in so doing, shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom.

.6    LANDLORD'S REPAIRS

The Landlord shall be responsible only for structural repairs to correct inherent defects in the following components of the Building:

.1	the roof deck (excluding the protective system above the deck surface);

.2	the bearing walls (excluding perimeter caulking of walls and windows),and

.3	the floor and foundation;

save and except damage caused by the negligence or misconduct of the Tenant, its employees, invitees, licensees, agents, servants or other persons from time to time on or about the Leased Premises, the Building or the Lands for whom the Tenant is legally responsible.

From time to time, throughout the Term, the Landlord shall repair all damage to the Leased Premises which is covered by any insurance effected by the Landlord in accordance with the provisions of Article 9.3 hereof to the extent of the proceeds of such insurance applicable thereto;

PROVIDED HOWEVER that if any such repairs are necessitated by the negligence or misconduct of the Tenant, its servants, agents, contractors, licensees, employees or others for whom in law the Tenant is responsible, the Tenant shall pay to the Landlord on demand the cost of such repairs and a fee of fifteen (15%) percent for the Landlord's supervisory function and interest on the aggregate amount of both of the foregoing from the date of expenditure of the first mentioned monies by the Landlord.

PROVIDED FURTHER that in any event the Landlord shall not be responsible for any damages, loss or injury sustained by the Tenant or any person or persons claiming through or under it, by reason of defects giving rise to the need for such repairs or the consequence thereof, including the inconvenience occasioned to the Tenant by the entry of the Landlord, its employees, servants, agents, or contractors on the Leased Premises to effect such repairs.

.7    LANDLORD'S OBLIGATIONS TO MAINTAIN

The Landlord shall maintain and keep the Common Areas and the Common Facilities in a state of repair and cleanliness consistent with the standard of a first-class development of a similar nature.

.8    DAMAGE AND DESTRUCTION

In the event of damage or destruction of the Leased Premises or the Building by fire, lightning, earthquake, tempest or other casualty so that:

.1
the same is damaged or destroyed to the extent that the same cannot with reasonable diligence be rebuilt, repaired or restored within one hundred and twenty (120) days of the date of damage or destruction (as determined in the opinion in writing of the Landlord's Architect, acting reasonably, which written opinion shall be delivered to the Tenant within forty-five (45) days of the occurrence of such damage or destruction) or the estimated cost of rebuilding, repairing or restoring such damage or destruction will exceed by $75,000.00 or more the anticipated proceeds of insurance available to the Landlord for the purpose, then, notwithstanding any other term of or condition of this Lease to the contrary, the Landlord may terminate this Lease by notice in writing to the Tenant given within sixty (60) days of the occurrence of such damage or destruction, such notice to be effective as at the date of the damage or destruction if the Leased Premises are not capable of being utilized by the Tenant, as determined by the Landlord's Architect, and otherwise to be effective at the date specified in such notice of termination, which shall not be less than thirty (30) days following receipt of such notice by the Tenant and in either of such events, the Rent hereby reserved shall be forthwith payable by the Tenant to the effective date of the termination, the Term hereby granted shall terminate as at that date and the Landlord may as at the effective date of termination re-enter and take possession of the Leased Premises and deal with the same as fully and effectively as if these presents had not been entered into.  But if within the said period of sixty (60) days, the Landlord shall not give notice terminating this Lease, then as soon as reasonably practicable thereafter, the Landlord shall undertake or continue the rebuilding, repair or restoration with all reasonable diligence and the Basic Rent hereby reserved, or a proportionate part thereof depending upon the proportion of the Leased Premises that are not fit for use by the Tenant for the intended purpose of this Lease, shall abate from the date of damage or destruction until the Leased Premises have been rebuilt and made fit for the intended purposes of this Lease; or

.2
the same is damaged or destroyed to the extent that the same can with reasonable diligence be rebuilt, repaired or restored within one hundred and twenty (120) days of the date of such damage or destruction (as determined in the opinion in writing of the Landlord's Architect, which written opinion shall be delivered to the Tenant within forty-five (45) days of the occurrence of such damage or destruction) and the Landlord is not otherwise entitled to terminate this Lease pursuant to Article 6.8.1 as soon as reasonably practicable after such determination, the Landlord shall undertake or continue the repair of the same with all reasonable diligence, provided, however, that nothing herein contained shall impose any obligation upon the Landlord to complete such repair within the same period of one hundred and twenty (120) days and the Basic Rent hereby reserved, or a proportionate part thereof depending upon the proportion of the Leased Premises that are not fit for use by the Tenant for the intended purposes of this Lease, shall abate until the Leased Premises have been rebuilt and made fit for the intended purposes of this Lease.

.9    QUALIFICATIONS

.1
For the purposes of Article 6.8 the terms "Leased Premises" and "Building" shall be deemed not to include the Tenant's trade fixtures, merchandise, stock-in-trade, furniture or any other improvements installed in the Leased Premises by or on behalf of the Tenant, including, without limitation, the Tenant's Work.

.2
If the Landlord rebuilds, repairs, or restores the Building or the Leased Premises as contemplated in Article 6.8 it will not be required to reproduce exactly the Leased Premises or the Building or restore the same to the exact condition that existed before the damage or destruction, provided that it reproduces or restores or rebuilds the same to a comparable condition and configuration.

.3
The certificate of the Landlord's Architect in charge of the rebuilding, repair or restoration shall bind the Landlord and the Tenant as to the state and proportion of the suitability for occupancy of the Leased Premises and as to the date upon which the work of reconstruction or restoration performed by the Landlord is completed and the Leased Premises is fit for the purposes of the Tenant.

.4
Notwithstanding any of the provisions of Article 6.8 to the contrary, in the event the damage or destruction referred to therein is caused by the negligence or misconduct of the Tenant, its servants, agents, employees, contractors, licensees or other persons for whom in law the Tenant is responsible:

(a)	and this Lease is not terminated as a result of such damage or destruction, there shall be no abatement of Basic Rent as contemplated in Article 6.8; and

(b)
the Tenant shall and does hereby indemnify and hold harmless the Landlord from and against any liabilities, damages, costs, claims, suits or actions of any nature whatsoever suffered by or incurred by the Landlord as a result of such damage or destruction and this indemnity and hold harmless covenant shall survive the expiration of the Term.

.10           CONDITION AT EXPIRATION

At the expiration or sooner termination of the Term, the Tenant shall peaceably surrender and yield up to the Landlord the Leased Premises as required by this Lease together with all improvements, erections and appurtenances which at any time or times during the Term shall be made, placed or erected therein or thereon, in good and substantial repair and condition, reasonable wear and tear and damage by fire, lightning and tempest only excepted and the Tenant shall surrender all keys to the Leased Premises to the Landlord at the place then fixed for the payment of Basic Rent and shall inform the Landlord of all combinations of locks, safes and vaults (if any) in the Leased Premises.

12           ARTICLE COMMON AREAS AND COMMON FACILITIES

.1    TENANT'S USE OF PARKING AREAS

The Landlord shall provide to the Tenant during the Term, at no cost to the Tenant during the Initial Term described in paragraph 1.4.1, a maximum of 24 unreserved parking stalls located in the Lands in locations determined by the Landlord from time to time.

The Tenant, its employees, suppliers and other persons not licensees or invitees and having business with the Tenant shall be prohibited from using for parking of vehicles and loading or unloading of any vehicles any part of the customer parking areas as such may be designated and changed from time to time by the Landlord.  Tenant and employee parking shall be limited to specified times and places, arranged so as to cause minimal interference to business within the Development.  If requested by the Landlord the Tenant shall supply its employees' automobile license numbers to the Landlord.

.2    LANDLORD'S RIGHT TO REMOVE VEHICLES

Should the Tenant, its employees, suppliers or other persons not licensees or invitees of the Tenant park vehicles in areas not allocated for that purpose, the Landlord shall have the right to remove the said trespassing vehicles and the Tenant hereby indemnifies and saves harmless the Landlord from any and all damages arising therefrom and the Tenant will pay the costs of such removal.

.3    VISITOR PARKING

The Landlord shall at all times during the Term maintain for the benefit of the licensees and invitees of the Tenant parking facilities.

.4    CONTROL OF COMMON AREAS AND COMMON FACILITIES

The Landlord shall at all times have exclusive control and management of the Common Areas and the Common Facilities.  Such control applies to signs, use of shop windows, and the Tenant's publicity visible from the Common Areas, as well as to the use made by the Tenant and/or the public of the Common Areas.  The Landlord shall have the right to alter, vary, designate and redesignate the Common Areas and the Common Facilities from time to time and to interfere with the use of the Common Areas and the Common Facilities to the extent necessary to make such alterations or variations or any other repairs required or permitted to be made by the Landlord under this Lease.  The Tenant shall have the right, in common with others entitled thereto, to the use of the Common Areas and Common Facilities designated from time to time by the Landlord for use by tenants of the Development, subject to the provisions of this Lease and to all rules and regulations made by the Landlord with respect thereto from time to time.

.5    MERCHANDISE ON COMMON AREAS

In particular, but without in any way limiting the generality of the provisions of Article 7.4, the Tenant shall not keep, display, or sell any merchandise on or otherwise obstruct or use any part of the Common Areas or the Common Facilities, except as permitted by the Landlord and except for displays included in Development promotions when recognized and permitted by the Landlord.

14           ARTICLE ASSIGNMENT AND SUBLETTING

.1    PROHIBITIONS

Except to a subsidiary or another entity controlled by controlling or under common control with Tenant, the Tenant will not assign this lease in whole or in part nor sublet, part with or share possession of all or any part of the Leased Premises, nor mortgage nor encumber this lease or the Tenant's interest in the Leased Premises or any part thereof, nor suffer nor permit the occupation of all or any part thereof by others (all of the foregoing being collectively referred to as the "Transfer") without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld but which shall in every case be subject to the provisions of sections 8.1 to 8.6.  The consent by the Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent Transfer.  This prohibition against assigning or subletting shall be construed to include a prohibition against any Transfer by operation of law.  If this Lease shall be assigned, or if the Leased Premises or any part thereof shall be sublet or occupied by anybody other than the Tenant, the Landlord may collect rent from the assignee, sub_tenant or occupant, and apply the net amount collected to the Basic Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed to be a waiver of this covenant or the acceptance of the assignee, sub_tenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants on the part of the Tenant herein contained.  Notwithstanding any assignment or subletting, the Tenant shall remain jointly and severally liable on this lease and shall not be relieved from performing any of the terms, covenants and conditions of this lease.  Any assignment of the lease, if consented to by the Landlord, shall be prepared by the Landlord or its solicitors in such form as may be acceptable to the Landlord and its solicitors, and any and all legal costs, together with an administration cost of not less than $500.00 with respect thereto shall be borne by the Tenant.

.2    INFORMATION REGARDING TRANSFEREE AND LANDLORD’S RIGHT TO TERMINATE

.1
In the event the Tenant desires to effect a Transfer of all or any part of the Leased Premises or this lease or any estate or interest hereunder, then (and so often as such event shall occur) the Tenant shall give prior written notice to the Landlord of such desire, specifying therein the name of the proposed assignee, transferee, sub_tenant or occupant (collectively the "Transferee"), and such other information as the Landlord may require and the Landlord shall within thirty (30) days thereafter notify the Tenant in writing either that:

.1

(a)	it consents or does not consent, as aforesaid, to the Transfer, or
(a)

(b)	it elects to cancel this lease in preference to the giving of such consent.
(a)

.2
In the event that the Landlord elects to cancel this lease pursuant to section 8.2.1(b) then the Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from such Transfer or to accept the cancellation of the lease.  Should the Tenant fail to deliver such notice within such period of fifteen (15) days, the Tenant shall be deemed to have accepted the cancellation of this lease.

.1

.3    STANDARDS FOR CONSENT

Without limiting the other instances in which it may be reasonable for the Landlord to withhold its consent to a Transfer, and without derogating from the Landlord's right to terminate this Lease, as provided in paragraph 8.2.1(b), it will be fair and reasonable for the Landlord to withhold its consent or impose conditions to its consent in any of the following instances:

(a)
if the Landlord determines that the financial condition of the Transferee or any indemnifier of a Transferee is or may become insufficient to support all of the financial and other obligations of the Tenant under this Lease;

(a)

(b)
if the use to which the Leased Premises will be put by the proposed Transferee is inconsistent with the terms of this Lease or conflicts with any exclusive rights or covenants not to compete in favour of any other tenant or proposed tenant of the Development, or otherwise will materially or adversely affect any legitimate interest of the Landlord;

(a)

(c)	if the business reputation or character of the proposed Transferee or any of its affiliates is not reasonably acceptable to the Landlord;
(a)

(d)  if the Landlord determines that the proposed Transferee is not likely to conduct on the Leased Premises a business that is:
(a)

(i)  of a quality substantially equal to that conducted by the Tenant, or

(ii)	consistent or compatible with the operations of existing tenants within the Development.
(i)

(e)  if, at the time of the proposed Transfer,
(a)

(i)	the Tenant is in default (or would be in default with the giving of notice by the Landlord and the expiration of any applicable cure period) under this Lease, and

(ii)
the Landlord has not received assurances acceptable to the Landlord, in its sole discretion, that any past due amounts owing from the Tenant to the Landlord will be paid and any other defaults on the part of the Tenant will be cured prior to the effectiveness of the proposed Transfer;

(f)  if the Transfer will result in a division of the Leased Premises;
(a)

(g)  if the Transfer is not approved by any mortgagee having the right to approve such Transfer;
(a)

(h)  if the proposed Transferee is an existing tenant within the Development (which shall include, without limitation, any tenant which is an overholding or month_to_month tenant) or a party with which the Landlord is bona fide negotiating or attempting to negotiate, or has, within the twelve months prior to the Tenant’s request for consent, attempted to negotiate, a lease or an offer to lease in respect of any premises within the Development; or
(a)

(i)  if the Tenant has not received a bona fide, written offer to take an assignment or a sublease or has not supplied a copy of such offer to the Landlord at the time of requesting consent to a Transfer; or

(j)
if the proposed Transferee fails or refuses to execute and deliver to the Landlord an agreement, in form and content required by the Landlord, whereby the Transferee agrees to perform, observe and keep each and every covenant and condition of the Lease on the part of the Tenant to be observed and performed including (except in the case of a subtenancy) the obligation to pay Rent.

(a)

.4    NO ADVERTISING

The Tenant will not advertise the whole or any part of the Leased Premises for lease nor permit any agent or broker to do so, unless the prior written approval of the Landlord has been received.

.5    CHANGE OF CONTROL OF TENANT  - DELETED

.6    REMEDY OF THE TENANT

The Landlord will have no liability in connection with any claims of any kind by the Tenant or others as a result of the Landlord's withholding or delay of consent to any Transfer and the Tenant's (or any other person's) only remedy in respect of the Landlord's withholding or delay of consent will be to bring an application for a declaration that such transaction should be allowed.

.7    ASSIGNMENT BY LANDLORD

The Landlord may assign all or a part of its interest in this Lease without the Tenant's knowledge or consent.

16           ARTICLE INSURANCE

.1    TENANT TO INSURE

At its sole cost, risk and expense, the Tenant shall take out and keep in force during the Term and any period of occupancy of the Leased Premises by the Tenant prior to the Commencement Date, standard fire and extended coverage, contractual and tenant's legal liability coverage, lease agreement contractual coverage, and malicious damage insurance on the stock-in-trade, furniture, fixtures, glass improvements and all other contents of the Leased Premises to their full replacement value and comprehensive general liability insurance in an amount of not less than five million dollars ($5,000,000.00) and tenant's fire legal liability insurance all in amounts and with policies in a form satisfactory to the Landlord with insurers acceptable to the Landlord.  Each such policy shall name the Landlord as an additional insured as its interest may appear and such comprehensive public liability insurance shall contain a provision for cross liability as between the Landlord and the Tenant.  Each policy other than the public liability policies shall provide that the insurer shall not have any right of subrogation against the Landlord, its servants, agents or employees on account of any loss or damage covered by such insurance or on account of payments made to discharge claims against or liabilities of the Landlord or Tenant covered by such insurance.  The cost or premium for each and every such policy shall be paid by the Tenant.  The Tenant shall obtain from the insurers under such policies, undertakings to notify the Landlord in writing at least thirty (30) days prior to any cancellation or reduction in coverage thereof.  If the Tenant fails to take out or keep in force, or provide to the Landlord proof, as hereafter contemplated, of such insurance, the Landlord shall have the right to place such insurance on behalf of the Tenant and to pay the premium therefor and in such event, the Tenant shall repay to the Landlord the amount paid therefor, which repayment shall be deemed to be Additional Rent payable on the first day of the next month following the said payment by the Landlord.  The Tenant agrees to provide the Landlord with current copies of the insurance policies or certificate of insurance as described herein.

.2    NOT TO AFFECT LANDLORD'S INSURANCE

The Tenant will not upon the Leased Premises do or permit to be done, or omit to do anything which causes or has the effect of causing the rate of insurance upon the Development or any part thereof to be increased and if the insurance rate shall be thereby increased by any action of the Tenant, the Tenant shall pay to the Landlord on demand as Additional Rent the amount by which the insurance premiums shall be so increased.  The Tenant will not store or permit to be stored upon or in the Leased Premises anything of a dangerous, inflammable or explosive nature nor anything which would have the effect of increasing the Landlord's insurance costs or of leading to the cancellation of such insurance.  It is agreed that if any insurance policy upon the Leased Premises shall be cancelled by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee, sub-tenant, concessionaire or licensee of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, at its option, the Landlord may, forthwith enter upon the Leased Premises and rectify the situation causing such cancellation or rate increase, and the Tenant shall forthwith on demand pay to the Landlord the costs of the Landlord related to such rectification together with a supervisory fee of twenty (20%) percent of such cost and with interest on the aggregate of the foregoing from the date funds were expended by the Landlord.

.3    LANDLORD TO INSURE

Throughout the Term, the Landlord shall carry fire insurance with normal coverage endorsements in respect of the buildings and improvements forming part of the Development (but excluding the Tenant's trade fixtures, merchandise, stock-in-trade, furniture or any other improvements installed in the Leased Premises by or on behalf of the Tenant, including the Tenant's Work) in an amount not less than ninety (90%) percent of the full replacement cost (excluding the cost of foundations, footings, underground utilities and architects and other fees associated with these items) from time to time, on a stated amount basis, provided that such insurance, without further consent or notice to the Tenant, may have a deductible amount, provided that such deductible amount shall not exceed three (3%) percent of the amount insured under such policy or policies.  The Landlord may, but shall not be obligated to, carry such other insurance including public liability insurance and rental loss insurance relating to the Lands or such risks and perils in relation thereto or the Landlord's interest derived therein as the Landlord may so determine.  All such insurance so obtained by the Landlord shall be for the sole benefit of the Landlord and the Tenant shall be entitled to no interest therein or benefit thereof.

18           ARTICLE TENANT ALTERATIONS
.1    PAINTING, DECORATING AND ALTERATIONS

Provided it first obtains the consent of the Landlord, at any time and from time to time and at its expense, the Tenant may paint and decorate the interior of the Leased Premises in accordance with the manner and standard referred to in Article 6.1, and make such changes, alterations, additions and improvements in and to the Leased Premises as will in the judgement of the Tenant better adapt the Leased Premises for the purposes of its business; provided, however, that no changes, alterations, additions or improvements to the structure, any perimeter wall, the sprinkler system, the heating, ventilating, air-conditioning, plumbing, electrical or mechanical equipment or the concrete floor or the roof shall be made without the prior written consent of the Landlord.  All changes, alterations, additions and improvements, whether structural or otherwise, shall be carried out in accordance with the reasonable requirements or rules of the Landlord and shall comply with all applicable statutes, regulations or bylaws of any municipal, provincial or other governmental authority.  As part of the process of the Landlord's examination and approval of the Tenant's plans and specifications and materials, such plans and specifications and materials, in addition to being submitted to the Landlord's Architect, may be submitted by the Landlord to other architects, engineers, and special consultants and progress and completion of the work may require supervision and/or inspection by the Landlord or any of the foregoing persons on behalf of the Landlord.  Any fees and costs incurred by the Landlord in relation to the foregoing will be paid by the Tenant to the Landlord within fifteen (15) days of billing.  The Tenant shall pay to the Landlord the amount of any increase for any insurance coverage of the Landlord directly attributable to any action by the Tenant as hereinbefore in this Article 10.1 provided and the Tenant covenants that such insurance shall not thereby be made liable to avoidance or cancellation by the insurer by reason of such changes, alterations, additions or improvements.

.2    LANDLORD'S PROPERTY

At the expiration of the Term all changes, alterations, additions and improvements made to or installed upon or in the Leased Premises and which in any manner are attached in, to, on or under the floors, walls or ceilings (other than unattached movable trade fixtures) shall remain upon and be surrendered to the Landlord with the Leased Premises as part thereof, without disturbance, molestation or injury and shall be and become the absolute property of the Landlord without any payment or indemnity by the Landlord or any third party to the Tenant or any other party.  Notwithstanding the foregoing provisions of this Article 10.2, unless the Lease has been terminated pursuant to Article 6.8.1, the Landlord may by notice in writing require the Tenant to remove the aforesaid changes, alterations, additions and improvements in whole or in part, in which event the Tenant shall remove the same and restore to the extent so requested the Leased Premises to the state in which they were prior to the commencement of any of the Tenant's Work and shall make good any damage or injury caused to the Leased Premises resulting from such installation and removal, reasonable wear and tear and the Landlord's repair obligations only excepted.  The obligations of the Tenant under this Article 10.2 shall survive the expiration or sooner termination of the Term.

.3    PROHIBITIONS

The Tenant, its employees, agents and representatives, are expressly prohibited from entering upon the roof of the Building or any Other Buildings for any reason whatsoever.  The Tenant shall not make any repairs, openings or additions to any part of the exterior of the Leased Premises, nor place any attachments, decorations, signs or displays in or upon any Common Area or the exterior of the Leased Premises failing which the Tenant will be held responsible for all ensuing costs and damages whether to remove such items or to effect repairs needed as a result of such acts and shall pay the cost thereof to the Landlord forthwith on demand together with a supervisory fee to the Landlord of twenty (20%) percent of such cost as well as interest at the rate specified in Article 3.5 hereof on the aggregate of the foregoing from the date funds are so expended by the Landlord.

.4    NO LIENS

The Tenant shall not create any mortgage, conditional sale agreement, security under the section 178 of the Bank Act of Canada or under the  Personal Property Act of British Columbia or any other encumbrance (individually, an “Encumbrance”) in respect of its improvements, trade fixtures, any Leasehold Improvements, goods or merchandise or permit any such Encumbrance to attach to the Leased Premises. The Tenant shall promptly pay all its contractors and suppliers and shall do any and all things necessary in order to prevent any construction or other liens (individually, a “Lien”) or orders for the payment of money to be registered against the Leased Premises.  If any Lien or Encumbrance is granted or filed, the Tenant shall discharge the same forthwith, after notice thereof is given to the Tenant, at the Tenant’s expense.  If the Tenant shall fail to cause any such Lien or Encumbrance to be discharged, as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be so obligated, discharge same by paying the amount claimed to be due into Court or directly to any such Lien claimant or Encumbrance holder and the amount so paid by the Landlord and all costs and expenses, including solicitor’s fees, on a solicitor client basis, incurred for the discharge of such Lien or Encumbrance shall be due and payable by the Tenant to the Landlord as Additional Rent on demand.

20           ARTICLE PUBLIC UTILITIES AND TAXES

.1    PUBLIC UTILITIES, BUSINESS TAX

The Tenant shall pay and discharge as the same fall due all charges for utilities provided to or consumed on the Leased Premises during the Term, including telephone installations, water, electrical power, gas and telephone charges metered separately or charged separately by the authority providing the same to the Leased Premises as well as any charges of any such authority based thereon all other charges similar in nature, and shall also pay and discharge as the same fall due all business taxes and rates and personal property taxes, licence fees or similar fees which may be imposed by any municipal, legislative or other authority in respect of the use or occupancy of the Leased Premises or any personal property situate thereon or in respect of any fixtures, machinery, equipment or apparatus installed in the Leased Premises (or elsewhere in the Development by the Tenant).

PROVIDED ALWAYS that if any of the aforesaid utilities are provided to the Leased Premises through a common metering device or on any other shared basis with any other premises or portions of the Building or the Development, the Tenant shall pay to the Landlord forthwith on demand, from time to time by the Landlord, the Tenant's share of the cost thereof based on such allocation as the Landlord may reasonably determine in relation to the other premises or portions of the Building or the Development being so served.

.2    PAYMENT OF REAL PROPERTY TAXES BY LANDLORD

Without derogating from any of the Tenant's obligations with respect to payment of Additional Rent, the Landlord shall pay or cause to be paid all Real Property Taxes when due to the municipality or other taxing authorities having jurisdiction, PROVIDED ALWAYS that the Landlord may postpone such payment to the extent permitted by law if pursuing in good faith any appeal against the imposition thereof.

.3    INCREASE IN REAL PROPERTY TAXES ATTRIBUTABLE TO TENANT

From time to time if requested by the Landlord, the Tenant shall pay to the Landlord forthwith on demand by the Landlord, an amount equal to any increase in the amount of Real Property Taxes by reason of any installation, alteration, or use made in or to the Leased Premises by or for the benefit of the Tenant or any party claiming by or through the Tenant.

22           ARTICLE EXCLUSION OF LIABILITY AND INDEMNITY

.1    EXCLUSION OF LIABILITY

It is agreed between the Landlord and the Tenant that except for the negligence or misconduct of the Landlord, its agents, servants or employees:

.1
the Landlord, its agents, servants and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees;

.2
the Landlord, its agents, servants and employees shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent, customer, invitee or licensee of the Tenant or any other person who may be upon the Leased Premises or the Development or for any loss of or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the Leased Premises or the Development and, in particular (without limiting the generality of the foregoing) the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure, by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event that steam, water, rain or snow may leak into, issue or flow from any part of the Development or from the water, steam, sprinkler, or drainage pipes or plumbing works, or from another place or quarter or for any damage caused by anything done or omitted by any tenant, but the Landlord shall, after notice of the same and where it is within its obligation so to do, use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Tenant, and the Tenant shall not be entitled to any abatement of Rent or damages in respect of any such condition, failure or interruption of service;

.3
the Landlord, its agents, servants, employees or contractors shall not be liable for any damage suffered to the Leased Premises or the contents thereof by reason of the Landlord, its agents, servants, employees or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein or in the case of an emergency.

.4
the Tenant hereby expressly releases the Landlord from any claims, damages, judgments, losses or awards caused by or arising from perils insured against or required to be insured against by the Tenant under this Lease.

.2    INDEMNIFICATION

Notwithstanding any other provision of this Lease to the contrary, the Tenant shall:

.1	be liable to the Landlord for; and

.2	indemnify and hold harmless the Landlord, its agents, advisors, servants and employees from and against:

any and all liabilities, claims, suits or actions, costs, damages and expenses (and without limiting the generality of the foregoing, any direct losses, costs, damages and expenses of the Landlord including costs on a solicitor-client basis) which may be brought or made against the Landlord, or which the Landlord may pay or incur as a result of or in connection with:

.3	any breach, violation or non-performance of any covenant, condition, agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

.4	any damage to property, including property of the Landlord, occasioned by the operations of the Tenant's business on, or the Tenant's occupation of, the Leased Premises; or

.5	any injury to person or persons, including death resulting at any time therefrom, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Leased Premises;

such indemnity and hold harmless to survive the expiration of the Term.  In case the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation.  The Tenant shall also pay costs, expenses and reasonable legal fees that are incurred or paid by the Landlord in enforcing the covenants and agreements contained in this lease, unless a Court shall otherwise decide.

24           ARTICLE LANDLORD'S RIGHTS AND REMEDIES

.1    DEFAULT

If and whenever:

.1
the Rent hereby reserved, or any part thereof, be not paid when due, or within 5 business days of written demand for payment of same or there is non-payment of any other sum which the Tenant is obligated to pay under any provisions hereof;

.2
the Term or a substantial portion of any goods, chattels, equipment or other personal property of the Tenant, shall be taken or be exigible in execution or attachment, or if a writ of execution shall issue against the Tenant;

.3
the Tenant shall become insolvent or commit any act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors, or become involved in a winding-up proceedings, voluntary or otherwise, or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant, or if any governmental authority should take possession of the business or property of the Tenant;

.4	the Tenant shall fail to commence business actively and diligently from and on the Leased Premises within thirty (30) days after the Commencement Date;

.5
the Tenant shall make a bulk sale of its goods or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Leased Premises (other than in the routine course of its business) or shall, for a period of ten (10) consecutive days (without the prior written consent of the Landlord), fail to conduct business from the Leased Premises;

.6	the Tenant shall vacate or abandon the Leased Premises in whole or in part;

.7
the Tenant shall Transfer or purport to Transfer any portion or all of the Term of the Leased Premises without the written consent of the Landlord or control of the Tenant if a corporation is changed without the prior written consent of the Landlord, in either case as required pursuant to Article 8;

.8
the Tenant shall fail to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Development or any part thereof within twenty-four (24) hours after notice thereof by the Landlord; or

.9
           the Tenant shall not observe, perform and keep any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant (other than the payment of Basic Rent or Additional Rent) and shall persist in such failure for ten (10) days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than ten (10) days to rectify unless the Tenant shall commence rectification within the said ten (10) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach);

.10
the Tenant fails to discharge a security interest granted in respect of the Leasehold improvements or to discharge a notice filed in respect of the Leased Premises under section 49 of the Personal Property Security Act of British Columbia after demand by the Landlord;

then and in any of such cases,  at the option of the Landlord, the full amount of the current month's and the next ensuing three (3) month's Rent shall immediately become due and payable as Additional Rent and the Landlord may immediately distrain for the same, together with any arrears then unpaid,; and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Leased Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels, equipment and any other property therefrom, any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels, equipment and other property of the Tenant as are in the Leased Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and had been distrained upon the Leased Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide, and the Tenant waives  and renounces the benefit of any present or future statute or amendments thereto taking away or limiting the Landlord's right of distress.

.2    CONSEQUENCES OF DEFAULT

If and whenever the Landlord is entitled to re-enter the Leased Premises, the Landlord may terminate this Lease and the Term by giving written notice of termination to the Tenant or by posting notice of termination in the Leased Premises, and in such event the Tenant will forthwith vacate and surrender the Leased Premises.  Alternatively, the Landlord may from time to time without terminating the Tenant's obligations under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a subletting and sublet the Leased Premises or any part thereof as agent of the Tenant for such term or terms and at such rent or rents and upon such other terms and conditions as the Landlord in its sole discretion considers advisable.  Upon each subletting all rent and other monies received by the Landlord from the subletting shall be applied, first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, second to the payment of costs and expenses of the subletting including brokerage fees and solicitors fees and the cost of alterations and repairs, and third to the payment of Rent due and unpaid hereunder.  The residue, if any, shall be held by the Landlord and applied in payment of future Rent as it becomes due and payable.  If the Rent received from the subletting during a month and any surplus then held by the Landlord to the credit of the Tenant is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord.  The deficiency will be calculated and paid monthly.  No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that termination is given to the Tenant or posted as aforesaid.  Despite a subletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach.  If the Landlord so terminates this Lease, the Tenant shall pay to the Landlord on demand therefor:

.1	Basic Rent and Additional Rent accrued due up to the time of re-entry or termination, whichever is later, plus the next three (3) months Rent payable as Additional Rent as provided in Article 13.1;

.2	all costs payable by the Tenant pursuant to the provisions of this Lease up until the date of re-entry or termination, whichever is later;

.3
such expenses as the Landlord may incur or has incurred in connection with re-entering or terminating and re-letting, or collecting sums due or payable by the Tenant or realizing upon assets seized, including, without limitation, brokerage expenses, legal fees and disbursements determined on a full indemnity basis, and including the expense of keeping the Leased Premises in good order and repairing or maintaining the same or preparing the Leased Premises for re-letting; and

.4
as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the Term had the Lease not been so terminated, the amount, if any, by which the rental value of the Leased Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Leased Premises for such period established by reference to the terms and provisions upon which the Landlord re-lets them, if such re-letting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances.  Rental value is to be computed in each case by reducing to present worth at an assumed interest rate of ten percent (10%) per annum all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires the same computation, the Landlord may make estimates and assumptions of fact which will govern unless shown to be unreasonable or erroneous;

and all such obligations of the Tenant shall survive the expiration of the Term.

.3    NONWAIVER

The failure of the Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option and the acceptance of Rent by the Landlord with knowledge of the breach by the Tenant of any covenants or conditions of this Lease shall not be deemed to be a waiver of such breach and no waiver by the Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing by the Landlord.

.4    RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

If at any time and so often as the same shall happen, the Tenant shall make default in the observance or performance of any of the Tenant's covenants herein contained, then the Landlord may, but shall not be obligated to, without waiving or releasing the Tenant from its obligations under the terms of this Lease, itself observe and perform the covenant or covenants in respect of which the Tenant is in default, and in that connection may pay such monies as may be required or as the Landlord may reasonably deem expedient, and the Landlord may thereupon charge all monies so paid and expended by it to the Tenant together with interest thereon from the date upon which the Landlord shall have paid out the same; provided, however, that if the Landlord commences and completes either the performance of any such covenant or covenants or any part thereof, the Landlord shall not be obliged to complete such performance or be later obliged to act in like fashion.

.5    TIME FOR PAYMENT AND LEGAL COSTS

Unless otherwise expressly provided in the Lease, all sums and costs paid by the Landlord, including, without limitation, costs paid between solicitor and client, on account of any default by the Tenant under this Lease, shall be payable to the Landlord by the Tenant forthwith, with interest thereon at the rate stipulated in Article 3.4 from date on payment of such sums or costs by the Landlord, collectible as Rent.

Unless otherwise expressly provided in the Lease, all amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall be payable on demand at the place designated by the Landlord for payment of Rent and if not so paid within ten (10) days of such demand shall be treated and collectible as Rent in arrears and the Landlord may, in addition to any other remedy it may have for the recovery of the same, distrain for the amount thereof as Rent in arrears.

.6    BANKRUPTCY AND INSOLVENCY

The Tenant hereby agrees that unless the Landlord expressly consents to the Tenant repudiating this Lease, the Tenant hereby waives its right to repudiate the Lease if it files a proposal or notice of  intent to file a proposal  under  the    Bankruptcy and Insolvency Act of Canada, as amended or replaced from time to time or any similar provision of any other enactment.

13.6.1
The Tenant covenants and agrees to provide written notice to the Landlord of any notice (the "Insolvency Notice") received by the Tenant from any of its creditors under  Section 244  of  the   Bankruptcy and Insolvency Act of Canada, as amended or replaced from time to time, such notice to be delivered to the Landlord within two business days of receipt of such notice by the Tenant.  Delivery of any Insolvency Notice by any creditor to the Tenant shall constitute an event of default hereunder.

.7    REMEDIES CUMULATIVE

All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative and are not dependent the one on the other and mention of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or as expressly provided for herein.

26           ARTICLE MORTGAGES AND ASSIGNMENT BY LANDLORD

.1    SALE OR FINANCING OF DEVELOPMENT

The Landlord may sell, transfer, lease, mortgage, encumber or otherwise dispose of the Development or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and the rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned in conjunction therewith.  The Tenant acknowledges that in the event of the sale or lease by the Landlord of the Lands or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or of any interest of the Landlord hereunder, to the extent that any such purchaser, lessee or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

.2    SUBORDINATION AND ACKNOWLEDGEMENT

This Lease and all of the rights of the Tenant hereunder are, and shall at all times be, subject and subordinate to any and all mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing or any renewals, extensions, modifications, consolidations and replacements thereof, now or hereafter in force against the Lands and Building whether in whole or in part and whether or not affecting only the Leased Premises or whether same be a blanket mortgage or mortgages and/or deeds of trust affecting other property as well and, upon the request of the Landlord, the Tenant will subordinate this lease and all of its rights hereunder, in such form or forms as the Landlord may require, to any such mortgage or mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof, and will, if requested, attorn to the holder thereof.  The Tenant shall execute such postponements of any documents which the Tenant may have registered pursuant to Section , and such other documents as the Landlord may request in confirmation of such subordination.  No subordination by the Tenant shall have the effect of permitting the holder of any mortgage or charge or other security to disturb the occupation and possession by the Tenant of the Leased Premises, so long as the Tenant shall perform all of the terms, covenants, conditions, agreements and provisos contained in this Lease and so long as the Tenant contemporaneously executes, a document or attornment required by such mortgagee or other encumbrancer.

.3    OFFSET STATEMENT

Within ten (10)  days following request therefor by the Landlord, from time to time, the Tenant shall execute and deliver to the Landlord, to any mortgagee, assignee, or transferee of the Lease or the Development, a certificate in writing as to the then status of this Lease, including whether it is in full force and effect, as modified or unmodified, confirming the Rent payable hereunder, the state of accounts between the Landlord and the Tenant and the existence or nonexistence of defaults and any other matters pertaining to the Lease which the Landlord shall request be included in such certificate.

.4    REGISTRATION

The parties agree that this Lease need not be provided by the Landlord in registerable form.  The Tenant shall not register this Lease against title to the Lands.  The Tenant may, at the cost and expense of the Tenant, cause notice of this Lease to be registered in the appropriate Land Title Office in the Province of British Columbia provided the notice is in a form satisfactory to the Landlord’s solicitor.  In the event that the Landlord requires this Lease to be registered in priority to any mortgage, trust deed or trust indenture which may now or at any time hereafter affect in whole or in part the Leased Premises or the Development, the Tenant shall execute promptly any certificate or other instrument which may be required by the Landlord to give effect to such registration.

28           ARTICLE OVERHOLDING TENANT

.1    NO TACIT RENEWAL

In the event the Tenant remains in possession of the Leased Premises after the end of the Term and without the execution and delivery of a new lease, there shall be no tacit renewal of this Lease and the Term hereby granted and the Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month on the terms and conditions contained herein, except that the Basic Rent shall be one hundred and fifty percent (150%) of the monthly instalment of Basic Rent required to be paid pursuant to this Lease in the immediately preceding Year of the Term, but otherwise on the terms and conditions of this Lease which shall be read with such changes as are appropriate to a monthly tenancy; provided, however, that this provision shall not authorize the Tenant to so overhold where the Landlord has objected to such overholding or has required the Tenant to vacate the Leased Premises.

30           ARTICLE QUIET POSSESSION

.1    QUIET POSSESSION

Upon the Tenant paying the Rent hereby reserved and all other charges herein provided and observing, performing and keeping the covenants and agreements contained in this Lease, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term granted without any interruption or disturbance from the Landlord or any person or persons lawfully claiming by, from or under it.

32           ARTICLE LEGAL RELATIONSHIPS

.1    NO PARTNERSHIP

Nothing contained in this Lease nor in any acts of the Landlord and Tenant pursuant to this Lease shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant, it being expressly provided that there is no intention to create a relationship of partners or a joint venture.

.2    JOINT AND SEVERAL LIABILITY

Should the Tenant comprise two (2) or more persons, each of them, and not one for the other or others, shall be jointly and severally bound with the other or others for the due performance of the obligations of the Tenant hereunder.  Where required by the context hereof the singular shall include the plural and the masculine gender shall include either the feminine or neuter genders, as the case may be and vice versa.

.3    SUCCESSORS AND ASSIGNS

This Lease and everything herein contained shall enure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Landlord and the approved heirs, executors, administrators, successors and assigns of the Tenant.

34           ARTICLE NOTICES

.1    NOTICES

Any notices herein provided or permitted to be given by the Tenant to the Landlord shall, except in the event of actual or threatened mail strike during which time all notices must be delivered by hand or by registered courier, be sufficiently given if delivered or sent by registered mail, postage prepaid, posted within British Columbia addressed to the Landlord at:

Alpha Equities Ltd.
112 E. 6th Avenue
Vancouver, British Columbia   V5T 1J5
Attention:  Ian Moodie

or to such other address as might be designated in writing by the Landlord from time to time, and any notice herein provided or permitted to be given by the Landlord to the Tenant shall, except in the event of actual or threatened mail strike during which time all notices must be delivered by hand or by registered courier, be sufficiently given if delivered or sent by registered mail, postage prepaid and posted within British Columbia, addressed to the Tenant at the Leased Premises.

Notice given as aforesaid, posted in British Columbia, shall be conclusively deemed to have been given on the third business day following the day on which such notice was mailed, or if delivered, on the date of delivery.  The Landlord or the Tenant may at any time give notice in writing to the other of a change of address for the Landlord and from and after the giving of such notice the address therein specified shall be deemed to be the address of the party giving such notice for the giving of notice hereunder.  The word "notice" in this Article 18.1 shall be deemed to include any request, statement, demand, or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

36           ARTICLE GENERAL

.1    COLLATERAL REPRESENTATIONS AND AGREEMENTS

The Tenant acknowledges that the Leased Premises are taken without representation of any kind on the part of the Landlord or its agent other than as set forth herein, that the plans attached as Schedule "A" set forth the general layout of the Building and shall not be deemed to be a representation or agreement of the Landlord that the Building will be exactly as indicated on such plans, and that nothing contained in the Lease shall be construed so as to prevent the Landlord from varying or altering the location or size of parking areas, driveways, sidewalks or from erecting additional buildings or extending buildings after the Commencement Date and without limiting the foregoing, the Landlord shall have the unrestricted right to add additional lands to the Development which upon such addition shall be included within the definition of the Lands and Development, to construct additional buildings from time to time on the Lands, add or change any building, or alter the ingress and egress to the Development and to change the loading or unloading facilities and service entrances from time to time without in any way being responsible to the Tenant, provided only that the Landlord shall at all times provide reasonable access to the Leased Premises across the Lands for the Tenant, its employees, suppliers, agents, licensees and invitees.  Subject to the foregoing and to the obligations of the Landlord to maintain at all times adequate parking facilities, the Landlord may transfer or dispose of portions of the Lands to the owners of abutting property, or dedicate or transfer to the municipal authorities portions of the Lands for road-widening and other purposes, and when and so often as the Landlord shall dispose or transfer or dedicate any portion of the Lands, then the reference herein to the Lands shall mean and refer to the portion of the Lands remaining after any such transfer, disposition or dedication together with any adjacent land which may be acquired by the Landlord on any such transfer, disposition or dedication.  The Tenant further agrees that no representative of or agent of the Landlord is or shall be authorized or permitted to make any representation with reference to this Lease or to vary or modify this Lease in any way and that this Lease contains all the agreements and conditions made between the Landlord and the Tenant hereto respecting the Leased Premises.  Any addition to or alteration of or change in this Lease or other agreements hereinafter made or conditions created, to be binding, must be made in writing and signed by the Landlord and the Tenant.

.2    NO OFFER

The Landlord shall not be deemed to have made an offer to the Tenant by furnishing to the Tenant with a copy of this Lease with particulars inserted and, notwithstanding that the first or any other instalment of Basic Rent may be received by the Landlord when this Lease is received by it for signature, no contractual or other rights shall exist or be created between the Landlord and the Tenant as a result of this Lease until such time as all parties to this Lease have executed and delivered the same.

.3    MANAGEMENT OF DEVELOPMENT

The Tenant acknowledges to the Landlord that the Development may be managed by such party or parties as the Landlord may in writing designate and to all intents and purposes, the designated manager of the Development shall be the party at the Development authorized to deal with the Tenant on behalf of the Landlord.

.4    TIME OF THE ESSENCE

Time shall be of the essence of this Lease.

.5    UNAVOIDABLE DELAYS

In the event that the Landlord shall be delayed, hindered or prevented from the performance of any covenant hereunder by Force Majeure, the performance of such covenant shall be excused for the period during which such performance is rendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or any other amount required to be paid by the Tenant under the provisions of this Lease.

.6    ACCORD AND SATISFACTION

No payment by the Tenant hereunder or receipt by the Landlord of a lesser amount than the payment of Basic Rent or Additional Rent or any other payments herein stipulated shall be deemed to be other than on account of the stipulated sum, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque or payment be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance due or pursue any other remedy provided in this Lease.

.7    COMPETITION ACT

No provision of this Lease is intended to apply or to be enforceable to the extent that it might give rise to any offence under the Competition Act, RSC 1985, Chapter C-34 or any statute that may be substituted therefor, as from time to time amended.

.8    COVENANTS

Each of the terms and conditions of this Lease to be performed and observed by the Tenant or by the Landlord, as the case may be, is and shall be construed as a covenant of the party so required to perform and observe the same.

.9    CONSENT OR APPROVAL OF LANDLORD

Wherever and whenever the consent, approval or permission of the Landlord is required by the Tenant pursuant to the terms of this Lease and unless otherwise specifically provided, the Landlord shall have the right to withhold or grant such consent, approval or permission in its sole and arbitrary discretion.  Such consent, approval or permission must be in writing to be effective, and such consent, approval or permission must be obtained prior to the taking of the action to which the same refers.

.10           FOR LEASE SIGNS
The Landlord shall have the right during the last six (6) months of the Term to place upon the Leased Premises a notice of reasonable dimensions stating that the Leased Premises are for lease and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

.11           THE COMMERCIAL TENANCY ACT

Each of the Landlord and the Tenant waives any and all provisions of the Commercial Tenancy Act (British Columbia) or any statute that may be substituted therefor, as from time to time amended, to the extent that the same are inconsistent with or conflict with the terms and conditions of this Lease.

.12           NO EXCLUSIVITY

This Lease shall not in any way be construed as giving to or conferring upon the Tenant any rights to carry on any business or undertaking in or from the Leased Premises to the exclusion of third parties in the Development.

.13           SCHEDULES

Any and all schedules attached hereto are deemed to be incorporated into and form part hereof.

.14           APPLICABLE LAW

This Lease shall be governed by and construed in accordance with the laws in force in the Province of British Columbia.

.15           HEADINGS

The table of contents and headings in this Lease are inserted for convenience of reference only and shall not affect the construction of this Lease or any provision hereof.

.16           TENANT'S ACCEPTANCE

The Tenant hereby accepts the Lease of the Leased Premises to be held by the Tenant, subject to the conditions, restrictions and covenants set forth herein.

.17           SEVERABILITY

Should any provision of this Lease be unenforceable it shall be considered separate and severable from the remaining provision of this Lease, which shall remain in force and be binding as though the said provision had not been included.

38           ARTICLE DEFINITIONS

In this Lease, the following words, phrases and expressions are used with the meanings described as follows:

.1    ADDITIONAL RENT

"Additional Rent" for a Lease Year or portion thereof means, in addition to the Basic Rent, all other amounts which shall become due and payable hereunder by the Tenant, whether to the Landlord or otherwise, and includes, without limitation, the amount which is the aggregate of:

(a)	the Tenant's Proportionate Share of the HVAC Costs,

(b)	the Tenant's Proportionate Share of the Building Operation and Maintenance Costs,

(c)	the Tenant's Proportionate Share of the Development Operation and Maintenance Costs,

(d)	the Tenant's Proportionate Share of the Tax Cost, and

(e)	management and administrative charges of the Landlord equal to seven percent (7%) of the aggregate of Basic Rent.

In each case the items comprising or being deducted from the aforesaid costs or cost are to be allocated to such Lease Year by the Landlord in accordance with generally accepted accounting practice, provided that if the Term commences other than at the beginning of a Lease Year or ends other than at the conclusion of a Lease Year, a pro rata adjustment of the aforesaid costs for such Lease Year shall be made, based on the length of the Term falling within such Lease Year, provided further that, unless otherwise specifically stated in the enabling legislation giving rise thereto, the Tax Cost shall be deemed to accrue equally from day to day in the calendar year to which the same related and shall, if adjustment is required as aforesaid, be adjusted on that basis and not on a straight pro rata basis.

.2    AREA OF LEASED PREMISES

"Area of Leased Premises" means the area of the Leased Premises (expressed in square meters or square feet) equal to the Net Rentable Area of the Leased Premises plus an amount equal to the product of a fraction having as its numerator the Net Rentable Area of the Leased Premises and as its denominator the sum of the Net Rentable Area of all premises (whether leased or not) within the Building, multiplied by the total area of the Service Areas.  The Area of the Leased Premises shall be determined by the Landlord's Architect following completion of the Tenant's Work or any subsequent construction by the Tenant and such determination shall, in the absence of manifest error, be final and conclusive as to the Area of the Leased Premises.

.3    BASIC RENT

"Basic Rent" means the annual rent payable by the Tenant to the Landlord in accordance with Article 3.1 for each Year of the Term, being the amount set forth in Article 1.2.

.4    BASIC TERMS

"Basic Terms" means each of those terms defined as such in Article 1 of this Lease.

.5    BUILDING

"Building" means the building in which the Leased Premises are located as shown on Schedule "A1" hereto, as the Building may be altered, reconstructed or expanded from time to time, together with all improvements (including Leasehold Improvements), equipment and facilities contained therein from time to time.

.6    BUILDING OPERATION AND MAINTENANCE COSTS

"Building Operation and Maintenance Costs" means all of the Landlord's costs, charges and expenses for operating, maintaining, managing, repairing, rebuilding, replacing, restoring, inspecting, insuring, securing, supervising, owning and administering the Building including the Common Areas and Common Facilities of the Building, if any, and includes without limiting the generality of the foregoing:

(a)
the cost of lighting, heating, ventilating, air-conditioning and supplying water and other utilities to the Common Facilities and Common Areas, as aforesaid; cleaning and janitorial services relating to the Building; repairs and replacements to the Building other than structural repairs required to be carried out by the Landlord pursuant to Article 6.6 but including any non-structural changes made to the Building, required by any governmental or other agencies which regulate the opertion of the Development; insurance premiums for any insurance required or permitted to be carried by the Landlord pursuant to the terms of this Lease and related only to the Building; the cost of window cleaning, painting, the cost of service contracts and independent contractors, and

(b)	deleted;

and there shall be excluded from such costs the following:

(i)	payments of principal and interest under any mortgage or mortgages on the Development; and

(ii)	income taxes assessed upon the income of the Landlord;
and there shall be deducted from such costs the amount of proceeds actually recovered by the Landlord from insurance and relating to damage, the cost of repair of which was included in Building Operation and Maintenance Costs.

.7    COMMENCEMENT DATE

"Commencement Date" means the date referred to in Article 1.4.1.

.8    COMMON AREAS

"Common Areas" means those areas located either in the Building or on the Lands but not in any Other Building, that are not intended for lease and designated (which designation may be changed from time to time) by the Landlord as Common Areas set aside by the Landlord for the common or joint use and benefit of the Tenant, its employees, customers and other entities in common with others entitled to the use and benefit of such areas in the manner and for the purposes established or altered pursuant to the terms of this Lease.

.9    COMMON FACILITIES

"Common Facilities" means the electrical, heating, ventilating, air conditioning, plumbing and drainage equipment, any music and public address systems, installations and any enclosures constructed therefor, fountains, service rooms, customer and service stairways, escalators, signs, lamps, standards, public washroom facilities and all other facilities improvements, equipment and installations which are provided and designated (and which designation may be changed from time to time) by the Landlord for the common or joint use and benefit of the occupants of the Development.

.10           DEVELOPMENT

"Development" means the Development Lands, Building, Other Buildings and all buildings and improvements existing on the Development Lands from time to time.

.11           DEVELOPMENT LANDS

"Development Lands" means those lands located in the City of Richmond legally described as:

(a)	Parcel Identifier No: 015-241-416, Lot B, Section 32, Block 5 North, Range 5 West, New Westminster District, Plan 83035;

(b)	Parcel Identifier No: 015-241-432, Lot C, Section 32, Block 5 North, Range 5 West, New Westminster District, Plan 83035;

(c)	Parcel Identifier No: 017-845-181, Lot 3, Section 32, Block 5 North, Range 5 West, New Westminster District, Plan LMP5334;

(d)	Parcel Identifier No: 017-845-190, Lot 4, Section 32, Block 5 North, Range 5 West, New Westminster District, Plan LMP5334;

(e)	Parcel Identifier No: 017-845-203, Lot 5, Section 32, Block 5 North, Range 5 West, New Westminster District, Plan LMP5334;

(f)	Parcel Identifier No: 017-845-211, Lot 6, Section 32, Block 5 North, Range 5 West, New Westminster District, Plan LMP5334.

.12           DEVELOPMENT OPERATION AND MAINTENANCE COSTS

"Development Operation and Maintenance Costs" means all of the Landlord's costs, charges and expenses of operating, maintaining, managing, repairing, rebuilding, replacing, restoring, inspecting, insuring, securing, supervising, owning and administering the Development, other than the Building or any Other Building, including the Common Areas and the Common Facilities and include, without limiting the generality of the foregoing:

(a)
the cost of lighting, heating, ventilating, air-conditioning and supplying water and other utilities to the Common Areas and Common Facilities; cleaning, janitorial services, snow and ice removal, striping, sweeping, cleaning and repairing parking areas; supervising, policing and security; painting, planting or landscaping; operating and maintaining the garbage compaction equipment, if any; the cost of maintaining, operating, repairing, replacing or leasing the pylon signs and public address, intercom, music and alarm systems; repairs, maintenance and replacements to the Development, business taxes, place of business taxes and other taxes levied in respect thereof or fairly attributable to the Common Areas or the Common Facilities; insurance premiums for any insurance required or permitted to be carried by the Landlord pursuant to the terms of this Lease other than for the Building or any Other Building; supplies, personnel wages, payroll expenses, the cost of service contracts and independent contractors, and

(b)	deleted;

and there shall be excluded from such costs the following:

(i)	payments of principal and interest under any mortgage or mortgages on the Development;

(ii)	income taxes assessed upon the income of the Landlord; and

(iii)	Building Operating and Maintenance Costs;

and there shall be deducted from such costs the amount of proceeds actually recovered by the Landlord from insurance relating to damage, the cost of repair of which was included in Development Operation and Maintenance Costs.

.13           FORCE MAJEURE

"Force Majeure" means any cause beyond the control of the Landlord delaying, hindering or preventing the Landlord from performing any term, covenant or act required hereunder and, without limiting the generality of the foregoing, includes lockouts (including lockouts decreed or recommended for its members by a recognized contractors' association of which the Landlord is a member or to which the Landlord is otherwise bound), strikes, labour disputes, inability to procure materials or services, restrictive governmental laws or regulations, fire, act of God, riots, insurrection, sabotage, rebellion and war.

.14               GROSS LEASABLE AREA

"Gross Leasable Area" means the aggregate floor area (expressed in square meters or square feet), from time to time, which may be leased, whether leased or not, calculated in the manner set out in the definition of Area of Leased Premises.

.15           HAZARDOUS SUBSTANCE

"Hazardous Substances" means any substance which is dangerous or detrimental to persons or other living things or property and includes, without limitation, any contaminants, pollutants, dangerous substances, liquid wastes, industrial wastes, toxic substances, hazardous waste materials or substances defined in any legislation, regulation or order relating to the environment, occupational safety, transportation or health including "polluting substances" which constitute "special waste" as those terms are defined in the Waste Management Act (British Columbia) and regulations thereunder, "toxic substances" in Schedule 1 of the Canadian Environmental Protection Act (Canada) or "deleterious substances" as defined in the Fisheries Act (Canada) and regulations thereunder and any other substances which are now or hereafter regulated as hazardous or toxic substances or substances which are detrimental in legislation protecting the environment and human health.

.16           HVAC COSTS

"HVAC Costs" means all of the Landlord's costs, charges and expenses of operating, maintaining, managing, replacing, repairing and supervising the apparatus for heating, ventilating and air conditioning installed in the Building, from time to time, (the "HVAC System") other than those parts of such apparatus installed by or on behalf of the Tenant or any other tenant.  HVAC costs shall also include the depreciation, at the rates determined by the Landlord, but not to exceed the maximum permitted to the Landlord from time to time under the provisions of the Income Tax Act (Canada), or any legislation substituted therefor, on al of the apparatus for heating, ventilating and air conditioning installed in the Building, from time to time.

.17           LANDLORD'S ARCHITECT OR SURVEYOR

"Landlord's Architect" or "Landlord's Surveyor" means an architect or engineer or surveyor from time to time selected by the Landlord for the purpose of making any certificate or determination in accordance with the terms of this Lease.

.18           LANDLORD'S WORK

"Landlord's Work" means the work specified in Schedule "B" hereto.

.19           LANDS

"Lands" means those lands located in the District of Richmond, in the Province of British Columbia legally described as:

Lot "3", Parcel Identifier No: 017-845-181
Section 32, Block 5 North, Range 5 West,
New Westminster District, Plan LMP 5334.

.20           LEASE

"Lease" means this agreement, including any and all schedules attached hereto as the same may be amended from time to time.

.21           LEASE YEAR

"Lease Year" means each calendar year in which a portion of the Term falls, provided that if it deems the same convenient or necessary for its accounting purposes, the Landlord may, from time to time, by notice to the Tenant alter the Lease Year to any other twelve (12) month period in which a portion of the Term falls by specifying an annual date, being the first day of a calendar month, upon which a subsequent Lease Year is to commence and in such event the current Lease Year shall terminate on the day preceding the specified date.

.22           LEASED PREMISES

"Leased Premises" means that portion of the Building outlined in red on Schedule "A2" hereto, subject to such minor variations as may occur in the course of construction of the Building or the Leased Premises by the Landlord.

.23           LEASEHOLD IMPROVEMENTS

"Leasehold Improvements" means all fixtures (other than the Tenant's trade fixtures), equipment and alterations from time to time made to or installed in the Leased Premises, including, without limitation, heating, ventilating and air-conditioning equipment, hot water tanks, interior doors, light fixtures, ceilings, wall to wall carpeting or similar affixed floor coverings, control equipment, non-structural walls, and air filtering devices.

.24           NET RENTABLE AREA

"Net Rentable Area" means the area, expressed in square meters or square feet, measured from the exterior face of any exterior walls (without deduction for any indentations for recessed doors, windows, loading bays or vestibules) to the centre line of any walls or partitions separating the Leased Premises from any adjoining premises and to the finished surface of the office side of corridor walls or other permanent partitions, without deduction for columns and projections necessary to the Building.

.25           OTHER BUILDINGS

"Other Buildings" means any building or buildings existing on the Lands or the Development Lands from time to time containing premises that are leased or intended to be leased to tenants, but excluding the Building, as the Other Buildings may be altered, reconstructed or expanded from time to time, together with all improvements (including Leasehold Improvements), equipment and facilities contained therein from time to time.

.26           PERMITTED USE
"Permitted Use" means the use set forth in Article 1.3.

.27           PRIME RATE

"Prime Rate" means the rate of interest expressed as an annual rate, at the relevant time or times, determined by the Bank of Nova Scotia at its main branch in Vancouver, British Columbia, as a reference rate for commercial demand loans to its major commercial borrowers determined in Canadian dollars and made by such bank in Canada and adjusted from time to time.

.28           REAL PROPERTY TAXES

"Real Property Taxes" means all general, special, local improvement, school and other taxes, levies, rates and charges of every kind and nature whatsoever, whether ordinary or extraordinary, foreseen or unforeseen, which are levied, assessed or imposed against the Development or any part thereof and all business taxes, assessments, rates and levies, including without limitation, any corporation capital tax, levied, assessed or imposed on the Landlord in respect of the ownership or management of the Development by municipal, provincial, federal or other governmental authority having jurisdiction, whether of a nature now or hereafter levied, assessed or imposed, together with the cost to the Landlord of contesting, appealing or negotiating the same in good faith but excluding those taxes and fees of the Tenant or other tenants referred to in Article 11.1 hereof and federal or provincial sales taxes.

.29           RELEASE

"Release" includes releasing, spilling, leaking, pumping, pouring, emitting, discharging, ejecting, escaping, leaching, disposing or dumping.

.30           RENT

"Rent" means all "Additional Rent" and all "Basic Rent".

.31           SERVICE AREAS

"Service Areas" means those portions of the public and/or service areas of Building including without limitation all washrooms, air-conditioning rooms, equipment rooms, fan rooms, penthouses, janitors' closets, electrical closets, lobbies, elevator lobbies, corridors, refuge areas,  stairs and loading bays measured to the exterior faces of their enclosing walls and doors.

.32           TAX COST

"Tax Cost" means the cost of Real Property Taxes.

.33           TENANT'S PROPORTIONATE SHARE

"Tenant's Proportionate Share" means:

(a)	in relation to each of the Building Operating and Maintenance Costs and HVAC Costs, the proportion that the Area of the Leased Premises is of the Gross Leasable Area of the Building; and

(b)	in relation to Development Operation and Maintenance Costs and Tax Cost, the proportion that the Area of the Leased Premises is of the Gross Leasable Area of the Development.

.34           TENANT'S WORK

"Tenant's Work" has the meaning set out in Article 4.1 hereof.

.35           TERM

"Term" means the term of the Lease, as set out in Article 1.4, including any renewal.

.36           YEAR OF THE TERM

"Year of the Term" means each successive twelve (12) month period of the Term, the first of which commences on the Commencement Date.

40           ARTICLE SALES TAX

.1             SALES TAX

Notwithstanding any other provisions of this Lease, the Tenant shall pay to the Landlord an amount equal to any and all taxes imposed on the Landlord with respect to Basic Rent, Additional Rent or any other amounts payable by the Tenant to the Landlord under this Lease, whether characterized as a goods and services tax, sales tax, value added tax or otherwise (except income taxes under the Income Tax Act [Canada]) (herein called "Sales Tax"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Tax.  The amount of such Sales Taxes shall be calculated by the Landlord on the basis that the Development is the only property owned by the Landlord and that the only credits, setoffs, exceptions, exemptions or deductions available to the Landlord are those to which the Landlord is entitled to by virtue of the purchase of goods and services for the Development (but not by virtue of the purchase of the Development itself), which shall be prorated by the Landlord over the Gross Leasable Area of the Development.  The amount of Sales Tax payable by the Tenant shall be calculated by the Landlord and shall be paid to the Landlord at the same time as the amounts to which the Sales Taxes apply are payable to the Landlord under the terms of this Lease, and the Landlord may make any estimates necessary for the purpose of such calculations in the same manner as provided in this Lease for payment of Additional Rent.  Notwithstanding any other provision in this Lease to the contrary, the amounts payable by the Tenant under this clause shall be deemed not to be Basic Rent or Additional Rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amounts as it has for recovery of Rent under this Lease or at law.

42           ARTICLE MISCELLANEOUS TERMS AND CONDITIONS

.1    OFFER TO LEASE

Notwithstanding anything contained in the Offer to Lease made between the Landlord and the Tenant referred to in Recital A of this Lease, in the event that there is any conflict of inconsistency between the provisions of this Lease and the said Offer to Lease, the provisions of this Lease shall govern.

.2    INDEMNIFIER  - DELETED

.3    FINANCIAL INFORMATION

The Tenant and the Indemnifier shall, from time to time, provide the Landlord with such financial or other similar information, including information as to the Tenant's and the Indemnifier's corporate and/or personal standing and organization, if applicable, as may be required by the Landlord or the Landlord's mortgagees.

.4  RELOCATION  - DELETED

22.5	RENEWAL

The Landlord covenants and agrees with the Tenant that if the Tenant duly and punctually pays the Rent and observes and performs the covenants, provisos and agreements contained in this Lease on its part to be paid, observed and performed, then the Tenant shall have the option, to be exercised by giving to the Landlord written notice (herein called the "Renewal Notice") not more than two hundred and seventy (270) days and not less than one hundred and eighty (180) days prior to the expiry date of the Term (the "Expiry Date"), to renew this Lease for a further term of five years (herein called the "Renewal Term") on the terms and conditions of this Lease, except for this Article 22.4 and excluding any provisions for free rent, bonuses, Leasehold Improvements, or inducements and except that the amount of the Basic Rent for the Leased Premises during the Renewal Term is to be the current market rent on that date being ninety (90) days prior to the Expiry Date which would be paid as between the Landlord and a willing tenant dealing at arm's length for improved premises in the Municipality of Richmond reasonably comparable to the Leased Premises; provided, however, the amount of the Basic Rent for the Leased Premises during the Renewal Term shall not be less than the amount of the Basic Rent for the Leased Premises payable during the last Lease Year of the Term.  The Landlord shall prepare and complete a renewal lease, and the Tenant shall, within fifteen (15) days after receipt thereof, duly execute and deliver to the Landlord the renewal lease as prepared and completed by the Landlord.  In the event that the Landlord and the Tenant are unable to agree on the amount of the Basic Rent payable during the Renewal Term within ninety (90) days of the date on which the Landlord receives the Renewal Notice, the determination of such Basic Rent shall be made by arbitration as set out in Article 22.6.

22.5	ARBITRATION

If under the provisions of this Lease the Landlord and the Tenant have failed to agree as to the amount of the Basic Rent payable for the Leased Premises with respect to the Renewal Term by the date required hereunder, the determination of the Basic Rent shall be referred to a single arbitrator to be agreed upon by the Landlord and the Tenant and failing agreement as to such arbitrator within ten (10) days after either party shall have demanded the appointment of such arbitrator, then upon the application of either the Landlord or the Tenant, the arbitrator shall be appointed by a Judge of the Supreme Court of British Columbia.  The determination by the arbitrator shall be final and binding upon the Landlord and the Tenant and their respective successors and assigns.  In making the determination of the amount of the Basic Rent for the Renewal Term the arbitrator shall follow the basis for determination set forth in Article 22.4 hereof.  The fees and expenses of the arbitrator shall be borne by the Tenant.  The provisions of this paragraph shall be deemed to be a submission to arbitration within the provisions of the Commercial Arbitration Act, and any statutory modifications or re-enactment thereof, provided that any limitations on the remuneration of the arbitrator imposed by such legislation shall not be applicable.  The arbitration shall be held in the City of Vancouver, British Columbia, unless otherwise agreed in writing by the Landlord and the Tenant.  It is understood and agreed by the Landlord and the Tenant that until the amount of the Basic Rent for the Renewal Term is determined by the arbitrator, the Tenant shall pay to the Landlord monthly instalments on account of the Basic Rent equal to the monthly instalment of Basic Rent payable for the month preceding the Renewal Term.  Once the arbitrator has determined the amount of the Basic Rent for the Renewal Term then the Basic Rent paid as aforesaid shall be adjusted to reflect the Basic Rent as determined for the Renewal Term and the Tenant shall, forthwith upon request by the Landlord, pay to the Landlord interest at the rate set forth in Article 3.5 of this Lease on the amount by which the monthly instalments of the Basic Rent for the Renewal Term as finally determined exceed the monthly instalments paid by the Tenant on account of the Basic Rent during the Renewal Term, such interest to be computed and to accrue from the date of commencement of the Renewal Term until the Landlord receives payment in full of the shortfall in the Basic Rent.

IN WITNESS WHEREOF the parties hereto have executed this agreement by their respective duly authorized officers in that behalf, as of the day and year first above written.

ALPHA EQUITIES LTD.

_____________________________Per: /s/ Ian Moodie
Witness	Authorized Signatory Ian Moodie

_____________________________Per: _____________________________
Witness	Authorized Signatory

SMARTIRE SYSTEMS INC.

_____________________________Per: /s/ Dave Warkentin
Witness	Authorized Signatory Dave Warkentin

_____________________________Per: _____________________________
Witness	Authorized Signatory

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SCHEDULE "A1"
Site Plan (the "Building" shown in heavy outline)

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SCHEDULE "A2"
Sketch plan of Leased Premises (shown in heavy outline)

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SCHEDULE "B"
LANDLORD'S AND TENANT'S WORK

1  .0           Landlord's Work

.1	The Tenant agrees to accept the Leased Premises on an "as is" basis.

1.2	Deleted

1.3	Deleted.

2  .0           Tenant's Work

.1	Fascia Signs:
The Tenant shall within sixty (60) days of occupancy provide a fascia sign in accordance with the Landlord's sign policy.

.2	Approval:
The Tenant acknowledges that any work undertaken by the Tenant shall be done only with the written approval of the Landlord.  Work done without such approval may, in the discretion of the Landlord, be removed from the Leased Premises, or the Leased Premises be restored to the original condition, in either case, at the expense of the Tenant.

If the Tenant undertakes to construct or otherwise install modular walls, racking systems, mezzanines and/or warehouse office space of any kind, without Landlord's approval, then Landlord may remove such installations at Tenant's expense or, in its discretion, may determine that the installations constitute additional square footage of the Leased Premises and subject this extra area to Basic Rent and Additional Rent according to Paragraphs 1.1, 1.2, 3.1 and 3.3 of this Lease.

.3	Fixtures & Equipment - Deleted

.4	Additional Work:
Any additional requirements of the Tenant over those specified in this Schedule "B" shall be the responsibility of the Tenant.  Completion of such additional requirements shall not delay the Tenant's acceptance of the Leased Premises.

.5	Fire Protection Equipment:
Where occupancy includes cooking or hazardous process areas, the Tenant shall install a chemical or C02 automatic fire protection system approved by the appropriate government body and notify the Landlord of any interruption to or flaw or defect in the system coming to the attention of the Tenant.  The Tenant further agrees to provide for regular inspection and maintenance of the equipment as recommended by the manufacturer or authorized representative.

.6	Additional Work Performed by Landlord - Deleted

.7	Additional Costs:
If, as a result of any work undertaken by or on behalf of the Tenant, including the Tenant's Work, the Landlord's project manager determines in its discretion that the Landlord has incurred any additional costs or expense due to work required to be undertaken by the Landlord or its contractors which deviates from the Landlord's plan and specifications for the Landlord's Work or for the Landlord's construction of other portions of the Development, then the Tenant will, immediately upon invoicing, reimburse the Landlord (or at the Landlord's option, the Landlord's contractor) for such additional costs and expenses plus a twenty percent (20%) coordination fee.

.8	Roof:
Tenant and its agents, employees and representatives shall not at any time be permitted on the roof.

.9	Examination of Leased Premises - Deleted

3  .0           Approval of Plans and Design Changes - Deleted

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SCHEDULE "C"
RULES AND REGULATIONS

1.  The Tenant shall in connection with its advertising in relation to the business carried on in the Premises use and promote the name of the Building or such other name as the Landlord may from time to time designate and in using such name in any advertisement, sign, poster, printing or other writing the Tenant will print, write or designate the same in a manner to be determined from time to time by the Landlord and in no other manner.  The Tenant shall not use such name in regard to any business other than its business upon the Premises.  The Tenant agrees that it will not carry on or permit to be carried on any business in the Premises under a name or style other than its own name or call or permit the Premises or any business carried on therein to be called any name other than its own name, without the prior written consent of the Landlord.

2.  The Tenant shall not bring upon the Premises any equipment, motor or other thing which might damage the Building.

3.  No merchandise, supplies, materials, garbage, refuse or other chattels shall be allowed to remain on any loading dock or in the Common Areas.

4.  The Tenant will not burn trash or garbage in or about the Premises or Lands.  The Tenant will keep the Premises free of rubbish and debris, will provide sufficient receptacles for waste and, if applicable, will leave desks, counter tops and like furniture clear for janitorial service.  All garbage, refuse, cartons, packing material and debris will be placed in the type of container and will be left in a place for collection, specified by the Landlord.

5.  Plumbing fixtures and facilities will not be used for any purpose other than that for which they were constructed and no foreign substances of any kind will be thrown therein.

6.  The Tenant will use, at Tenant's cost, such pest, rodent, bug and vermin exterminator as the Landlord may direct and at such intervals as the Landlord may require.  The Tenant will notify the Landlord immediately of any such pest, rodent or vermin problem.

7.  The Tenant will not permit any objectionable odours to be produced upon or emanate from the Premises.

8.           The Tenant will not place additional locks or bolts on any doors or windows in the Premises and will not change existing locks or mechanisms thereof, without the prior written consent of the Landlord.  At the end of the Term, the Tenant will return to the Landlord all keys relating to the Premises and if any keys have been lost, the Tenant will pay to the Landlord the cost thereof.

9.           The Tenant will not mark, paint, drill into or in any way deface the Premises or the building of which they form a part, without the prior written consent of the Landlord.  The Tenant will not lay linoleum or similar floor covering without an interlining of builder's deadening felt first being affixed to the floor by paste or other water soluble material.

10.           The Tenant will not conduct business in the Premises under a name or style other than the name of the Tenant without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

11.           The Tenant will keep display windows well-lighted during each business day.

12.           All entrance doors in the Premises will be left locked by the Tenant when the Premises are not in use.

13.           The Tenant will not permit the installation or use in the Premises of any machine dispensing goods for sale or permit delivery of any food or beverage to the Premises or permit cooking in the Premises without the approval of the Landlord, except vending machines used solely for the Tenant’s staff.

14           Any hand trucks, carryalls or similar appliances used for delivery or receipt of merchandise or equipment will be equipped with rubber tires, side guards and such other safeguards as the Landlord requires.

15           The Landlord will have the right to refuse admission to the Building outside of normal business hours to any person not producing an identification pass authorized by the Landlord, and, may require all persons admitted to or leaving the Building outside of normal business hours to register.

(a)  16.           Canvassing, soliciting and peddling in the Building is prohibited and the Tenant will co_operate to prevent same.

17           The Tenant, at the Landlord's request, will appoint Premises wardens who will be responsible for liaison with Building management in all emergency matters and who will be responsible for instructing employees of the Tenant in emergency matters.

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